                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CORUMEL MINERALS CORP.
             (Exact name of Registrant as specified in its charter)

NEVADA                              33-1059313
------                              ----------
(State  or  other  jurisdiction  of          (I.R.S.  Employer
incorporation  or  organization)             Identification  Number)

503-1755  Robson  Street
Vancouver,  B.C.  Canada                     V6G  3B7
------------------------                     --------
(Name  and  address  of  principal           (Zip  Code)
executive  offices)

Registrant's  telephone  number,
  including  area  code:                    604-681-6334

Approximate  date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                         |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                       |__|


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED        PROPOSED
CLASS OF                            MAXIMUM         MAXIMUM
SECURITIES                          OFFERING        AGGREGATE       AMOUNT OF
TO BE           AMOUNT TO BE        PRICE PER       OFFERING        REGISTRATION
REGISTERED      REGISTERED          SHARE (1)       PRICE (2)       FEE (2)
--------------------------------------------------------------------------------
Common Stock    3,350,500  shares     $0.50         $1,675,250      $154.12
--------------------------------------------------------------------------------
(1)  This  price  was  arbitrarily  determined  by  Corumel  Minerals  Corp.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                          COPIES OF COMMUNICATIONS TO:
                            Cane O'Neill Taylor, LLC
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100
                          Agent for service of process

                   SUBJECT TO COMPLETION, Dated   June 7, 2003

                                   PROSPECTUS
                              CORUMEL MINERALS CORP
                                    3,350,500
                                  COMMON STOCK
                             INITIAL PUBLIC OFFERING
                               ___________________

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Corumel Minerals Corp. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.50 per share.


--------------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED        PROPOSED
CLASS OF                            MAXIMUM         MAXIMUM
SECURITIES                          OFFERING        AGGREGATE        AMOUNT OF
TO BE           AMOUNT TO BE        PRICE PER       OFFERING        REGISTRATION
REGISTERED      REGISTERED          SHARE (1)       PRICE (2)        FEE (2)
--------------------------------------------------------------------------------
Per Share       $0.50               Not Applicable  Not  Applicable  $0.50
Total           $1,675,250          Not Applicable  Not  Applicable  $1,675,250
--------------------------------------------------------------------------------


Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $.050 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board and/or its proposed successor, the NASD BBX exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board and to qualify for and apply for a listing on the proposed NASD BBX exchange, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7 - 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The Date Of This Prospectus Is: June 7, 2003

                                Table Of Contents

                                                                           PAGE
Summary                                                                      4
Risk  Factors                                                                7

Risks  Related  To  Our  Financial  Condition  and  Business  Model
--------------------------------------------------------------------
-     If  we  do  not obtain additional financing,
      our business will fail                                                 7
-     Because  we  will  need  additional  financing  to
      fund  our  extensive exploration  activities,  our
      auditors believe there is substantial doubt about
      our  ability  to  continue  as  a  going concern                       7
-     Because  we have not commenced business operations,
      we face a high risk of business  failure  due  to
      our inability to predict the success of our business                   7
-     Because our executive officers do not have formal
      training specific to the technicalities  of mineral
      exploration, there is a higher risk our business will
      fail                                                                   8
-     Because  of  the unique difficulties and uncertainties
      inherent in mineral exploration  and  the  mining business,
      we face a high risk of business failure                                8
-     Because  we  anticipate  our operating expenses will
      increase prior to our earning  revenues,  we  may  never
      achieve  profitability                                                 8
-     Because  of  the  speculative  nature of exploration of
      mining properties, there  is  substantial  risk  that  no
      commercially exploitable minerals will be
      found  and  this  business  will  fail                                 9
-     Because  of the inherent dangers involved in mineral
      exploration, there is a  risk that we may incur liability
      or damages as we conduct our business                                  9
-     Because  access  to  our  mineral  claims  may  be
      restricted by inclement weather,  we  may be delayed in
      our  exploration and any future mining efforts                         9
-     Because  our president and our secretary have only agreed
      to provide their services  on  a  part-time  basis,
      they  may not be able or willing to devote a sufficient
      amount  of  time to our business operations, causing our
      business to fail                                                       9
-     Because  our  president,  Mr.  Bruce Young, owns 59.33% of our outstanding common  stock and serves as our sole director, investors may find that corporate decisions  influenced  by
      Mr. Young are inconsistent with the best interests of
      other  stockholders                                                   10

Risks  Related  To  Legal  Uncertainty
--------------------------------------
-  Because  we  will  be  subject to compliance with government regulation which may  change,  the  anticipated costs of our
   exploration  program may increase                                        10
-  Because the Province of British Columbia owns the land
   covered by our mineral claims and Native land claims might affect our title to the mineral claims or to British  Columbia's
   title of the property, our business plan may fail..                      10

Risks  Related  To  This  Offering
----------------------------------
-   If  a  market  for  our common stock does not develop,
    shareholders may be unable  to  sell  their  shares                     11

-   If  the  selling shareholders sell a large number of
    shares all at once or in  blocks, the market price of our
    shares would most likely decline                                        11

Use  of  Proceeds                                                           11
Determination  of  Offering  Price                                          11
Dilution                                                                    12
Selling  Shareholders                                                       12
Plan  of  Distribution                                                      25
Legal  Proceedings                                                          26
Directors, Executive Officers, Promoters and Control Persons                27
Security Ownership of Certain Beneficial Owners and Management              28
Description  of  Securities                                                 29
Interest  of  Named  Experts  and  Counsel                                  32
Disclosure  of  Commission  Position  of  Indemnification
 for  Securities  Act Liabilities                                           32
Organization  Within  Last  Five  Years                                     33
Description  of  Business                                                   33
Plan  of  Operations                                                        43
Description  of  Property                                                   46
Certain  Relationships  and  Related  Transactions                          46
Market  for  Common  Equity  and  Related  Stockholder  Matters             46
Executive  Compensation                                                     49
Financial  Statements                                                       50
Changes  in  and  Disagreements  with  Accountants                          51
Available  Information                                                      51


Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

                             Corumel Minerals Corp.


We are in the business of mineral exploration. On March 28, 2003, we entered into an agreement to purchase a 100% interest in six mineral claims which we refer to as the Thor Group mineral claims. The Thor Group mineral claims are located near Harrison Lake in the New Westminster Mining Division of the Province of British Columbia. We purchased these mineral claims from Mr. William
A. Howell, a graduate geologist, for his out-of-pocket costs incurred in staking and registering the claims. Concurrent with the purchase of our interest in the Thor Group, we entered into a Property Acquisition Agreement with Mr. Howell whereby Mr. Howell, as our operator, will oversee the mineral exploration projects conducted on the Thor Group mineral claims in exchange for a fee based upon the amount of exploration funds we expend on the claims. In addition, as operator of the Thor Group mineral claims, Mr. Howell has the opportunity to earn back a 15% undivided interest in the Thor Group mineral claims, dependent upon his serving as operator of our exploration and development efforts on the property. The Property Acquisition Agreement obligates us to incur exploration expenditures of no less than $12,000 Canadian Dollars, half each in 2003 and 2004, which amount has been limited to the equivalent of a total of $7,500 U.S. Dollars. Any exploration costs in excess of $7,500 will require our prior approval and we will be required to pay only 85% of the additional costsTo date, we have not started our exploration program. After we acquired the Thor group mineral claims we incorporated a wholly owned subsidiary known as CMC Exploration Corp., a British Columbia corporation. Our subsidiary, which we refer to as CMC, was formed for the purpose of carrying out our mineral exploration program. Upon forming CMC, we transferred all of our 100% ownership interest in the Thor group mineral claims to CMC.

Our plan of operations is to conduct mineral exploration activities on the Thor Group mineral claims in order to assess whether these claims possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of lead, gold, silver, barium, mercury, copper, and zinc minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Prior to acquiring the Thor Group mineral claims, we retained the service of B.J. Price Consulting Geologists, a firm of professional consulting geologists. Our consultants prepared a geological report for us on the mineral exploration potential of the claims. Included in this report is a recommended exploration program with a budget of $7,500. Exploration costs are billed to us in Canadian dollars. Although the value of Canadian dollars when converted to our currency can vary greatly we are committed to expend no more then the equivalent of $7,500 when converted to Canadian dollars during the initial exploration program. The mineral exploration program, consisting of geological mapping and sampling is oriented toward defining drill targets on mineralized zones within the Thor Group mineral claims.

At this time we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on our claims. Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geologists' recommendations based upon ongoing exploration program results and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of March 31, 2003, we had $94,385 cash on hand and liabilities in the amount of $1,572. Accordingly, our working capital position as of March 31, 2003 was $92,813. Since our inception through March 31, 2003, we have incurred a net loss of $5,324. We attribute our net loss to having no revenues to offset our expenses from the acquisition of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through our initial exploration program which, under the terms of the Property Acquisition Agreement must be completed by December 31, 2004. Our working capital may not be sufficient to enable us to perform any further exploration phases beyond the first geological exploration phase on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

We were incorporated on July 23, 2002, under the laws of the state of Nevada. Our principal offices are located at 503 - 1755 Robson Street, Vancouver, B.C., Canada. Our Phone number and facsimile number is 604-681-6334.

                                  The Offering

Securities Being Offered      Up  to  3,350,500  shares  of  our  common  stock.

Offering Price and
Alternative Plan of
Distribution                  The  offering  price  of the common stock is $0.50
                              per share. We intend to apply to the NASD over-the-counter bulletin board and/or qualify, for and apply to its proposed successor, the NASD
                              BBX, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum  Number  of  Shares
To Be Sold in This Offering   None

Securities Issues and to be
Issued 9,270,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Use  of  Proceeds             We  will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.

Summary  Financial  Information


Balance  Sheet  Data            March  31,  2003
---------------------           -----------------
Cash                            $   94,385
Total  Assets                   $   94,385
Liabilities                     $    1,572
Total  Stockholder's  Equity    $   92,813

Statement of Loss and  Deficit  March  31,  2003
Revenue                         $         0
Net  Loss  of  the  Period      $     5,324

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

          Risks Related To Our Financial Condition and Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

For the next year of operations, our current operating funds should be sufficient to cover the first phase of our exploration program in addition to providing funds for anticipated operating overheads, professional fees and regulatory filing fees. In order for us to perform any further exploration or extensive testing, we may need to obtain additional financing. As of March 31, 2003, we had cash in the amount of $94,385. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out our initial exploration program on the Thor Group mineral claims, we may require additional financing if further exploration programs are necessary. We could also require additional financing if the costs of the exploration of our mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Thor Group mineral claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for lead, copper, zinc, barium, mercury, silver and gold and the costs of exploring for or mining these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.


Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $5,324 for the period from July 23, 2002 (inception) to March 31, 2003, and have no sales. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.

Because we have not commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business.

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on July 23, 2002 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims and obtaining independent consulting geologist's report on our mineral claims. We have not earned any revenues as of the date of this prospectus.

Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Neither Mr. Bruce Young, our president and director, nor Mr. Richard Green, our Secretary have formal training as geologists or engineers. Additionally, neither of them has ever managed any company involved in starting or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry and hence may lack certain skills that are advantageous in managing an exploration company. In addition, their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our lack of experience in this industry.

Because of the unique difficulties and uncertainties inherent in mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mineral claims, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. Our mineral claims may not contain commercially exploitable mineral deposits. Exploration for minerals is a speculative venture necessarily involving substantial risk.
The expenditures to be made by us in the exploration of mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected geological formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration efforts

Access to the Thor Group mineral claim may be restricted through some of the year due to weather in the area. The property is in South Western British Columbia, a rugged mountainous area. Access to the property from the end of paved roads is by way approximately 10 miles of gravel road. Access within the property is by a four-wheel drive road through the center of the property. In addition old logging tracks and a number of recent short logging spurs provide access to much of the property. During the winter months heavy snowfall can make it difficult if not impossible to undertake work programs. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. Generally speaking, the most efficient time for us to conduct our work programs will be during April through November. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

Because our president and our secretary have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Young, our president and chief financial officer, is also a licensed realtor. Mr. Green, our Secretary is an employee of a Canadian Chartered Bank. Both devote approximately five hours per week to our company's affairs. If the demands of our business require the full business time of Mr. Young or Mr. Green, both are prepared to adjust their timetables to devote more time to our business. However, neither Mr. Young nor Mr. Green may be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of either Mr.

Young's or Mr. Green's other interests will increase with the result that one or both would no longer be able to devote sufficient time to the management of our business. Competing demands on either Mr. Young's or Mr. Green's time may lead to a divergence between their interests and the interests of other shareholders.

Because our president, Mr. Bruce Young, owns 59.33% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Young are inconsistent with the best interests of other stockholders.

Mr. Young is our president, chief financial officer and sole director. He owns approximately 59.33% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Young may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Young to differ from the interest of other stockholders include his ability to devote the time required to run our mineral exploration activities.

                       Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of British Columbia as we carry out our exploration program.

We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Because the Province of British Columbia owns the land covered by our mineral claims and Native land claims might affect our title to the mineral claims or to British Columbia's title of the property, our business plan may fail.

We are unaware of any outstanding native land claims on the Thor group mineral claims; however it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. Should we encounter a situation where a native person or group claims and interest in our claims, we may unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board and/or the proposed successor NASD BBX, upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or the BBX or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,350,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 36.14% of the common shares outstanding as of the date of this prospectus.

                           Forward-Looking Statements
                           --------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination of Offering Price

The $0.50 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board and/or to qualify for, and apply to its proposed successor, the NASD BBX exchange, for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,350,500 shares of common stock offered through this prospectus. The shares include the following:

          a. 3,340,000 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on August 15, 2002;
          b. 10,500 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on February 28, 2003.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of June 7, 2003, including:

1.   the  number  of  shares  owned  by  each  prior  to  this  offering;
2.   the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.   the  percentage  owned  by  each  upon  completion  of  the  offering;  and
5.   the  identity  of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,270,500 shares of common stock outstanding on June 7, 2003.

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be      Total
                                      Shares    Offered    Shares
                                      Owned     For        To Be       Percent
                                      Prior     Selling    Owned Upon Owned Upon
                                      to        Share-     Completion Completion
Name Of Selling                       this      holders    Of This     Of This
Stockholder                           Offering  Account    Offering    Offering
--------------------------------------------------------------------------------
Ms. Diane J. Beadle
RR22, 3205 Huckleberry Road
Roberts Creek, B.C., V0N 2W2
Canada                                   420,000  420,000        Nil        Nil
--------------------------------------------------------------------------------
Mr. William Clarke
5080 Ann Street
Vancouver, B.C., V5R 4J7
Canada                                   420,000  420,000        Nil        Nil
--------------------------------------------------------------------------------
Ms. Maxine Cooper
802 - 2050 Nelson Street
Vancouver, B.C., V6G 1N6
Canada                                   400,000  400,000        Nil        Nil
--------------------------------------------------------------------------------
Mr. Roger Dahlquist
1 - 1301 Johnston Street
Vancouver, B.C., V6H 3R9
Canada                                   430,000  430,000        Nil        Nil
--------------------------------------------------------------------------------
Ms. Dianne DeLong
Box 1162, 1403 Park Street
Rossland, B.C., V0G 1Y0
Canada                                   440,000  440,000        Nil        Nil
--------------------------------------------------------------------------------
Ms. Valerie Nufer
3 - 1301 Johnston Street
Vancouver, B.C., V6H 3R9
Canada                                   430,000  430,000        Nil        Nil
--------------------------------------------------------------------------------
Ms. Sandra J. Rexin
Box 244, 1639 Ode Road
Christina Lake, B.C., V0H 1E0
Canada                                   400,000  400,000        Nil        Nil
--------------------------------------------------------------------------------

                                       13



--------------------------------------------------------------------------------
Mr. Christopher G. Ruck
404 - 1932 Alberni Street
Vancouver, B.C., V6G 1B4
Canada                                   400,000  400,000        Nil        Nil
--------------------------------------------------------------------------------
Mr. Jean Francois Bouchard
1902 Lodge Drive
Coquitlam, B.C.,V3E 1C4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Joy Bouchard
1902 Lodge Drive
Coquitlam, B.C.,V3E 1C4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Sarah Renee Bruce
1450 3rd Ave.
Trail, B.C.,V1R 1P6
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Barry William Carter
P.O. Box 145
Nelson, B.C.,V1L 5P7
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Joanna Carter
P.O. Box 145
Nelson, B.C.,V1L 5P7
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Beverly Louise Chernoff
2516 10th Ave
Castlegar, B.C.,V1N 3A2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Jack J. Chernoff
2516 10th Ave
Castlegar B.C., V1N 3A2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Carol E. Conkin
Site 2 Comp 1 RR1
Slocan Park, B.C. V0G 2E0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       14



--------------------------------------------------------------------------------
Mr. Gerald Bret Conkin
4555 Capilano Road
North Vancouver, B.C., V7R 4K2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Gerald J. Conkin
Site 2 Comp 1 RR1
Slocan Park, B.C.,V0G 2E0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Joan Anne Conkin
P.O. Box 3520
Castlegar, B.C.,V1N 3W3
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Ruth Conkin
21214 95 A Ave.
Langley, B.C.,V1M 1P2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Samuel Conkin
P.O Box 3520
Castlegar, B.C.,V1N 3C5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Samuel Scott Conkin
21214 95 A Ave.
Langley, B.C.,V1M 1P2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Ronald Cutler
P.O. Box 739 Stn. Main
Nelson, B.C.,V1C 5R4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Shirley Diane Cutler
P.O. Box 739
Nelson, B.C.,V1L 5R4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       15



--------------------------------------------------------------------------------
Mr. Carlos Humberto Viera DeFrias
3211 Highway Drive
Trail, B.C.,V1R 4T3
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Geoffrey Charles De Ruiter
1895 269A Street
Aldergrove, B.C.,  V4W 2S5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Rolando Deluca
410 Maple Street
Nelson, B.C.,V1L 2J5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Suzanne Simonne Deluca
410 Maple Street
Nelson, B.C.,V1L 2J5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Darrell Lee Dickson
8137 Old Waneta Road
Trail, B.C.,V1R 4X1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Rock Kyle Dickson
775 Eliot Street
Trail, B.C.,V1R 2E6
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Verna Fay Dickson
8137 Old Waneta Road
Trail, B.C.,V1R 4X1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Bernhard Dobovicnik
P.O. Box 392
Rossland, B.C.,V0G 1Y0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Anton Dzedora
P.O. Box 194
Genelle, B.C.,V0G 1G0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       16



--------------------------------------------------------------------------------
Ms. Rosemary Edgell
3971 Woodland Drive
Trail, B.C.,V1R 2V6
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Natalie Evin
Site 12 Comp 8 R.R. #1
Slocan Park, B.C.,V0G 2E0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. William Evin
Site 12 Comp 8 R.R. #1
Slocan Park, B.C.,V0G 2E0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Tricia May Fearnside
4750-201 Street
Langley, B.C.,V3A 6B5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Frederik H. Frederiksen
21604 Spring Crescent
Maple Ridge, B.C.,V2X 4M6
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Laura Frederiksen
21604 Spring Crescent
Maple Ridge, B.C.V2X 4M6
Canada                                       100      100        Nil        Nil


--------------------------------------------------------------------------------
Ms. Lorraine Ann Giesler
RR #1 Site 9 Comp 19
Castlegar, B.C.,V1N 3H7
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Michael Delaine Giesler
RR #1 Site 9 Comp 19
Castlegar, B.C.,V1N 3H7
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Denise Katharine Goldstone
108-6th Ave
Castlegar, B.C.,V1N 1S9
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       17





--------------------------------------------------------------------------------
Mr. Gregory Donald Goldstone
108 6th Ave
Castlegar, B.C.,V1N 1S9
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Linda Dee Grifone
1693 Silverwood Crescent
Castlegar, B.C.,V1N 2L9
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Cameron Wade Gustafson
4750 201 Street
Langley, B.C.,V3A 6B5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. John Hemphill
903 Josephine Street
Nelson, B.C.,V1L 1X3
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Robert William Hopkins
P.O. Box 27
Genelle, B.C.,V0G 1G0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Harriette Iris Ihas
8215 Old Waneta Road
Trail, B.C.,V1R 4W9
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Jack Ihas
8137 Old Waneta Road
Trail, B.C.,V1R 4W9
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Keith Thomas Irving
10783 156th Street
Surrey, B.C.,V3R 9X4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Laurie Gay Irving
10783 156th Street
Surrey, B.C,.V3R 9X4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       18





--------------------------------------------------------------------------------
Mr. Steven Christopher Johnson
204-7035 Linden Ave
Burnaby , B.C.,V5E 3G7
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. David William Kabatoff
102-2035 West 5th Ave
Vancouver, B.C.,V6J 1P8
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Nancy Kaiser
P.O. Box 392
Rossland, B.C.,V0G 1Y0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Simon James Kelly
Box 197
Slocan , B.C.,V0G 2C0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr.Michael James Knezacek
1474 Selkirk Ave
Castlegar, B.C.,V1N 2L2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Evsey Konkin
3971 Woodland Drive
Trail, B.C.V1R 2V6
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Michael Konkin
3971 Woodland Drive
Trail, B.C. ,V1R 2V6
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Sheri Konkin
3971 Woodland Drive
Trail, B.C.,V1R 2V6
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Sara Koochin
RR#1 Site 10 Comp 16
Crescent Valley, B.C., V0G 1H0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       19




--------------------------------------------------------------------------------
Mr. Bernard Edward Krueckl
1472 Emerald Crescent
Castlegar, B.C.,V1N 4J5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Deanna Laktin
639B Baker Street
Nelson, B.C.,V1L 4J3
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Doris Laktin
4230 HWY 3A
Nelson, B.C.,V1L 6N1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. James Laktin
RR#1 Suite 27 Comp 56
South Slocan, B.C.,V0G 2G0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. James Christopher Laktin
RR#1 Suite 27 Comp 56
South Slocan, B.C.,V0G 2G0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Katie Laktin
RR#1 Suite 27 Comp 56
South Slocan, B.C.,V0G 2G0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Kenneth Laktin
2091 Loff Rd.
Castlegar, B.C.,V1N 4N2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Michael Kane Laktin
RR1 S27 C56
South Slocan , B.C.,V0G 2G0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Peter P. Laktin
4230 HWY 3A
Nelson, B.C.,V1L 6N1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       20




--------------------------------------------------------------------------------
Ms. Sherrill Laktin
2091 Loff Road
Castlegar, B.C., V1N 4N2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Lori Ann Lewis
3321 Southridge Drive
Castlegar, B.C.,V1N 4G1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Murrey Lewis
3321 Southridge
Castlegar, B.C.,V1N 4G1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Ronald Coleman Lowther
1463 Knox Rd
Nelson, B.C.,V1L 6T4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Brenda Lucas
63-900 West Gore Street
Nelson, B.C.,V1L 6Z6
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Fred F. Makortoff
610 Ootschenia Road
Castlegar, B.C.,V1N 4M4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Paul Sahne Makortoff
RR1 S10 C16
Crescent Valley, B.C.,V0G 1H0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Robin Lynne Ogloff
8592 Ashwell Road
Chilliwack, B.C.,V2P 7V8
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Kimberlley Anne Ottridge
308- 8740 Carter St
Vancouver, B.C.,V6P 4V2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       21




--------------------------------------------------------------------------------
Mr. James David Pearce
423 W Richards Street
Nelson, B.C.,V1L 3K2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Karla Ann Pearce
423 Richards Street West
Nelson, B.C.,V1L 3K2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Michael Dana Pearce
505 Nelson Ave
Nelson, B.C.,V1L 2N2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Lenard Ernest Penner
P.O. Box 1751
Rossland, B.C,.V0G 1Y0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Muc Van Pham
4620 Joyce Street
Vancouver, B.C,.V5R 4E8
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Mary Picton
2161 Crestview Cresent
Castlegar, B.C,.V1N 3B3
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Peter Picton
2162 Crestview Cresent
Castlegar, B.C.,V1N 3B3
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Winnifred Plotnikoff
1692 Saliken road
Castlegar, B.C.,V1N 4S4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Andrew Poohachoff
3420 9th Ave
Castlegar, B.C.,V1N 2Z3
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       22




--------------------------------------------------------------------------------
Ms. Debra Susan Preston
102-31831 Peardonville Road
Abbotsford, B.C.,V2T 1L5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Paul E. Preston
102-31831 Peardonville Road.
Abbotsford, B.C.,V2T 1L5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Ann Rhodes
P.O. Box 27
Genelle, B.C,.V0G 1G0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Brian Douglas Rigby
1311 Slocan Street
Nelson, B.C.,V1L 1EG
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Patricia Lynn Rigby
1311 Slocan Street
Nelson, B.C.,V1L 1E8
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Grace Geraldine Rosa
16678 77 Ave
Surrey, B.C,.V3S 8G1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Michael Rosa
16678 77 Ave
Surrey, B.C,.V3S 8G1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Greta Ann Simmons
4885 Aho Road
Ladysmith, B.C.,V9F 1G8
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Elizabeth Anne Slater
32-21848 South Ave.
Langley, B.C.,V3A 8A9
Canada                                       500      500        Nil        Nil
--------------------------------------------------------------------------------

                                       23




--------------------------------------------------------------------------------
Ms. Laura Strelaeff
651 Rosedale Road
Castlegar, B.C,.V1N 4L2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Sheldon Brian Strelaeff
651 Rosedale Road
Castlegar, B.C.,V1N 4L2
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Xuyen Thi Bich Ta
4620 Joyce Street
Vancouver, B.C,.V5R 4E8
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Charles L. Taylor
P.O. Box 55
Genelle, B.C.,V0G 1G0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Dawna Doreen Van Kampen
4260 Delmonte Street
Kelowna, B.C.,1W 2P4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Ronald J. Van Kampen
4260 Delmonte Street
Kelowna, B.C.,V1W 2P4
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. John Vanin
P.O. Box 212
Genelle, B.C.,V0G 1J0
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Howard Woo
7320 Hubert Street
Burnaby, B.C.,V3N 3A8
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Hazel Wood
13-3292 Vernon Terrace
Abbotsford, B.C.,V2S 6W7
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------

                                       24




--------------------------------------------------------------------------------
Mr. Percy G. Wood
13-3292 Vernon Terrace
Abbotsford, B.C.,V2S 6W7
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Alan Zdrazi
RR #2 Site 9 Comp 10
Nelson, B.C.,V1L 6V5
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Ms. Hlege Kareen Zebroff
70-1425 Lamey Mill Road
Vancouver, B.C.,V6H 3W1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------
Mr. Peter Walter Zebroff
70-1425 Lamey Mill Road
Vancouver, B.C.,V6H 3W1
Canada                                       100      100        Nil        Nil
--------------------------------------------------------------------------------


None  of  the  selling  shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or
(2) has been one of our officers or directors, except Maxine Cooper, who resigned for personal reasons on December 14, 2003 and is no longer an officer. On August 14, 2002, Ms. Cooper acquired 400,000 of our common shares.

                              Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.   in  privately  negotiated  transactions;
3.   through  the  writing  of  options  on  the  common  stock;
4.   in  short  sales,  or;
5.   in  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.50 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board and/or we qualify for, and apply for a listing on its proposed successor, the NASD BBX exchange, or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board and/or the BBX, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, the BBX, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:
1.   the  market  price  of  our  common  stock  prevailing at the time of sale;
2.   a  price  related  to such prevailing market price of our common stock, or;
3.   such  other  price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;
2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Cane O'Neill Taylor, LLC, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

          Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of June 7, 2003 are as follows:

Director:

Name  of  Director          Age
------------------          ---
Bruce  P.  Young            52

Executive  Officers:

Name  of  Officer           Age         Office
-----------------           ---         ------
Bruce  P.  Young            52          President,  Chief  Financial  Officer
Richard  Green              55          Secretary  and  Treasurer


Set forth below is a brief description of the background and business experience of executive officers and directors.

Mr. Bruce Young is our president and chief financial officer and our sole director. Mr. Young was appointed to that position on July 31, 2002. From June 2001 until the present time, Mr. Young has been a licensed real-estate broker with Prudential Sterling Realty Ltd., Burnaby B.C., Canada. From January 1998 until January 2001 he was a licensed insurance salesman with PennCorp. Canada Ltd. of Surrey, B.C., Canada, a firm in the disability insurance industry.

Between 1994 and 1998 Mr. Young was a founder and the president and a director of MBI Mining Brokers Inc. The company was formed to broker mining and mineral properties worldwide. MBI's head office was located in Vancouver, B.C. and the company had representation in Europe, Africa, South America, Eastern Europe and Australia. MBI acted as both agent and principal in acquiring mining and mineral properties of merit for development, joint venture and for sale. Their clients included junior mining and exploration companies as well as a number of the top worldwide mining and exploration companies.

Mr. Richard Green, is our secretary and treasurer. Mr. Green has been employed by the Bank of Montreal at Vancouver, B.C., Canada, as an Information Technology Analyst for the last 10 years.

We  presently do not pay our officers or directors any salary or consulting fee.


Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We  have  no  significant  employees  other  than Bruce Young and Richard Green.

We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1. A verbal agreement with our consulting geologist, which includes his reviewing all of the results from the exploratory work performed upon the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services.

2. A verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates.

3. A verbal agreement with West Bay Management Corp. to provide us with office space, telephone answering and secretarial services on a month to month basis at a rate of $1,200 per month.


         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 7, 2003 by:

1. each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities,

2.   each  of  our  directors,

3.   named  executive  officers  and;

4.   officers  and  directors  as  a  group.

At this time, only two shareholders fall within these categories, Mr. Bruce Young, Director, President, and Chief Financial Officer and Mr. Richard Green, Secretary and Treasurer. The shareholders listed possess sole voting and investment power with respect to the shares shown.






--------------------------------------------------------------------------------
                  Name and address           Number of Shares   Percentage of
Title of class    of beneficial owner        of Common Stock    Common Stock (1)
--------------------------------------------------------------------------------
Common Stock      Bruce  P.  Young             5,500,000           59.33%
                  Director,  President  and
                  Chief  Financial  Officer
                  333  Viewmount  Drive
                  Port  Moody,  B.C.,  V3H  2L7
                  Canada
--------------------------------------------------------------------------------
Common Stock     Richard Green                   420,000             4.53%
                 Secretary and Treasurer
                 701 - 1238 Melville St.
                 Vancouver, B.C., V6E 4N2
                 Canada
--------------------------------------------------------------------------------
Common Stock     All Officers and Directors as
                 a Group (two persons)         5,920,000            63.86%
--------------------------------------------------------------------------------





 (1) The percent of class is based on 9,270,500 shares of common stock issued and outstanding as of June 7, 2003.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of June 7, 2003, there were 9,270,500 shares of our common stock issued and outstanding were held by one hundred and eleven
(111)  stockholders of record. We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1. The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2. The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3. Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4. Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5. Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6. Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.   Any  other  relative  rights,  preferences  and limitations of that series.

Dividend  Policy
----------------

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.


                     Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

B.J. Price Geological Consultants, Inc., a firm of professional consulting geologists, has provided us with a geological evaluation report on the mineral claims. We employed B.J. Price Geological Consultants, Inc. on a flat rate consulting fee and it has no interest, nor does it expect any interest in the property or securities of Corumel Minerals Corp.

      Disclosure of Commission Position of Indemnification for Securities Act
                                   Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     Organization Within the Last Five Years

We  were  incorporated  on  July 23, 2002 under the laws of the state of Nevada.

We purchased all right title and interest in six mineral claims, located in The New Westminster Mining Division of the Province of British Columbia from Mr. William A Howell on March 28, 2003. This purchase was made through to a Property Acquisition Agreement whereby Mr. Howell sold us the Thor Group mineral claims and he became the operator of the exploration program to be conducted on the claims. The property acquisition agreement sets forth each party's rights and responsibilities relating to both the exploration and potential mining stages of the operations to be conducted on our mineral claims.

Mr. Bruce Young, our president, chief financial officer and sole director has been a promoter of our company since inception. Mr. Young acquired 5,500,000 shares of our common stock at a price of $0.01 US per share on July 31, 2002.

Ms. Maxine Cooper, our founding Secretary was also a promoter of our company from our inception until December 14, 2002, the date upon which she resigned for personal reasons. On that date, Mr. Richard Green became our Secretary. On August 14, 2002, Ms. Cooper acquired 400,000 of our common shares and on August 7, 2002, Mr. Green acquired 420,000 of our common shares. Each acquired their shares at a price of $0.01 per share.

Other than the purchase of their common shares, none of Mr. Young, Ms. Cooper or Mr. Green has entered into any agreement with us in which any of them is to receive from us or provide to us any thing of value.


                             Description Of Business

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 100% interest in six mineral claims that we refer to as the Thor Group mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. Although exploratory work on the claims conducted by prior owners has indicated some potential showings of mineralization, we are uncertain as to the reliability of these prior exploration results and thus we are uncertain as to whether a commercially viable mineral deposit exists on our mineral claims.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of lead, copper, zinc, barium, mercury, silver, and gold. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition of the Thor Group mineral claims and the acquisition agreement with William A. Howell.

Upon entering into the Property Acquisition Agreement with Mr. William A. Howell on March 28, 2003, we purchased six mineral claims located in the New Westminster Mining Division of the Province of British Columbia from Mr. Howell. We selected these properties based upon an independent geological report which we commissioned from B.J. Price Geological Consultants Inc. and upon a review of prior work programs conducted on our claims and on nearby properties by prior owners. Our consultants recommended that we launch an initial exploration program on our claims which will cost us approximately $7,500. We will pay the entire amount of the first $7,500 of mineral exploration expenses on our mineral claims prior to December 31, 2004, half of which must be expended prior to December 31, 2003. Expenditures in excess of $7,500 will require our prior approval. We will pay 85% of such approved excess costs and Mr. Howell will pay 15%.

After we acquired the Thor group mineral claims we incorporated a wholly owned subsidiary known as CMC Exploration Corp., a British Columbia corporation. This subsidiary was formed for the purpose of carrying out our mineral exploration program in British Columbia. Upon forming CMC, we transferred all of our 100% ownership interest in the Thor group mineral claims to CMC.

Further provisions of the Property Acquisition Agreement stipulate that Mr. Howell is to govern the initial exploration program operations to be conducted on the Thor Group mineral claims. In that capacity he would be generally referred to as the operator within the mining exploration industry. In the event that Mr. Howell remains the operator throughout the initial exploration program, he will be entitled to receive as partial compensation for his services, a 15% undivided interest in the Thor Group mineral claims. Mr. Howell will also be entitled to charge a fee for his services as operator equaling 7 % of the first $10,000 Canadian dollars of exploration expenditures and 5% of exploration expenditures thereafter.

Mr. Howell is a self-employed professional geologist and exploration and mining development consultant who has been involved in all aspects of the exploration and exploitation of resource properties for 32 years. As such he has been engaged in exploration, and development for various clients located in North and Central America. Mr. Howell is registered as a free miner in British Columbia. He has practiced his profession since 1971. He is qualified to write and submit reports to the British Columbia Ministry of Energy and Mines for assessment work purposes and has staked over 1,000 mineral claims in British Columbia and elsewhere.

Upon the completion of the initial exploration phase we intend to request that our consulting geologists' firm review the results of the exploration program and report back to us with its recommendations, if any, with regard to further exploration programs. Provided that further exploration programs are recommended and provided that Mr. Howell has remained the operator throughout the initial phase, the Property Acquisition Agreement requires that our company and a sole purpose company to be formed by Mr. Howell will enter into a formalized joint venture. In the event that Mr. Howell has not remained as operator throughout the initial exploration period and has not earned the 15% undivided interest in the Thor Group mineral claims, provided that the recommendations of our consulting geologists favors further exploration, we intend to proceed alone on much the same basis as we would have were the joint venture formed.

The purpose of the joint venture will be to further explore the property containing the Thor Group mineral claims with the eventual goal of putting the property into commercial mining production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial mining production. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. World prices for mineral may dictate not proceeding. In addition, the atmosphere for financing mineral exploration ventures may have an impact.

Under the terms of the joint venture agreement, both parties agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the property remains in each party's name proportional to its respective interest. Also, subsequent to the initial exploration program for which we bear all of the costs, costs are to be met by each party in proportion to its interest.

Our initial joint venture interest shall be 85% and that of Mr. Howell's company, which we refer to as Howellco, will be 15%. The interest of each party may be reduced and the other party's interest increased by an amount equal to the share of the exploration costs they were obliged to pay. If the interest of either us or Howellco is reduced to less than 5%, then that party will be deemed to have assigned their interest to the other party, and their sole remuneration and benefit from the joint venture agreement will be a Royalty equal to 2 % of net profits. The respective interest of each party could be increased or decreased form time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program, and/or; (3) a party elects to pay less than its proportionate share of the costs for a program. If these terms operate to cause a party' interest in the Thor Group mineral claims to be reduced to 5% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 5 % of the net profits of mining production.

The property acquisition agreement provides that Mr. Howell as the initial operator will have the same rights, duties, and responsibilities as he would have were he the operator pursuant to the proposed joint venture agreement.

The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party's interest. A simple majority of the management committee prevails and the management committee's decisions made in accordance with the joint venture agreement are binding on all parties. The proposed joint venture agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

Description  and  Location  of  the  Thor  Group  mineral  claims

The  Thor  property  consists  of  six  two-post  mineral  claims within the New
Westminster  Mining  Division  of  British  Columbia.

Tenure    Claim Name             Owner      Expiry         Area       Tag Number
--------------------------------------------------------------------------------
400276     Thor  1               112364     2004.02.09     1 unit        617465M
400277     Thor  2               112364     2004.02.09     1 unit        617466M
400278     Thor  3               112364     2004.02.09     1 unit        617467M
400279     Thor  4               112364     2004.02.09     1 unit        617468M
400280     Thor  5               112364     2004.02.09     1 unit        617997M
400281     Thor  6               112364     2004.02.09     1 unit        617998M

The claims are 500 meters square each and cover a total of about 363 acres or about 0.60 square miles. Exploration work to the extent of $70.00 per unit will be required prior to the expiry date of February 9, 2004, or equivalent cash paid in lieu of work. Precise claim surveying by Global Positioning Satellite Survey instrument may be filed for 1 year of work per unit.

Mr. Howell staked the Thor Group mineral claims in February 2003. Staking a claim involves physically marking the boundaries of the mineral claim area on the ground and is the first step in acquiring title to the claim. Once the property is staked, title to the property can be recorded with the British Columbia Ministry of Energy and Mines. Upon our purchase of the Thor Group mineral claims, Mr. Howell delivered to us a bill of sale for the claims in a form prescribed by the Ministry of Energy and Mines which will allow us at any time to register the claims in our name at any time of our choosing. As Mr. Howell is the operator, for convenience in recording exploration work done on the property and in filing assessment reports with the Ministry of Energy and Mines, we have chosen that the claims to remain registered in Mr. Howell's name for the initial exploration period. Upon the formation of the joint venture we intend to register each party's interest in the claims according to its joint venture interest.

The Province of British Columbia owns the land covered by the mineral claims. At this time we are not aware of any native land claims that might affect our title to the mineral claims or to British Columbia's title of the property. Although we are unaware of any situation that would threaten our claims, it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. If we should encounter a situation where a native person or group claims and interest in our claims, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.

Prior to the expiry dates listed above, we plan to file for an extension of our mineral claims. In order to extend the expiry dates of a mineral claim, the government requires either (1) completion of exploration work valued at an amounted stipulated by government on the mineral claims and payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims. Currently, an exploration work value of approximately $70 is required during each of the first three years after a claim is staked and an exploration work value of approximately $140 is required in subsequent years. Accordingly, exploration work on the Thor Group 1-6 mineral claims must be completed and filed with the Province in the amount of approximately $420 by February 9, 2004 or this amount must be paid to the Province of British Columbia by February 9, 2004. A maximum of ten years of work credit may be filed on a claim. If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title with revert to the Province of British Columbia.

Due to the amount of funds we have expended towards our completed Phase exploration program, we expect to fulfill all of these requirements for a period of several years.

Geological  Exploration  Program  In  General

As of March 31, 2003, we have obtained an independent Geological Report and have acquired the Thor Group mineral claims. We have engaged B.J. Price Geological Consultants Inc. who has prepared this Geological Report and reviewed all available exploration data completed on the mineral claims.

Mr. Barry J. Price, the principal officer and director of B.J. Price Geological Consultants Inc., is a graduate of the University of British Columbia where he obtained a B.Sc. Degree in Honors Geology in 1965 and subsequently obtained a Master of Science degree in Economic Geology from the University of British Columbia in 1972. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He has practiced his profession continuously since 1972.

Our mineral claims presently do not have any mineral reserves. The property that is the subject to our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have not yet commenced exploration of the mineral claim and exploration is currently in the preliminary stages. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found. The details of the Geological Report are provided below.

Thor  Group  Mineral  Claims  Geological  Report,  Dated  March  18,  2003

A primary purpose of the geological report was to review information from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a mining project on the mineral claims. The summary report listed results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

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


Exploration  History  of  the  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the report that we obtained from our geological consultants; B.J. Price Geological Consultants Inc. The following summary of the exploration history of the mineral claims and surrounding area is based on our consultants' description.

The area covered by the Thor Group mineral claims has been staked repeatedly since the discovery in the 1920's of massive sulphide mineralization at a property located approximately 4 miles to the southwest. In spite of this continuing interest in the area, there has apparently been very little serious exploration work undertaken on the property and data in the public domain is limited to three assessment reports.

In 1969, Salvation Mines Ltd. explored properties in the general area of the Thor Group claims, but likely south of our claims. Work done included surface blasting and percussion drilling which encountered copper-lead-zinc-silver mineralization.

In 1970, Greenland Mining Ltd. undertook geochemical soil sampling in an area north and west of our claims. This work outlined a weak copper-silver-gold anomaly along the road which crosses northerly through the area north and west of the Thor Group.

In 1975, D.S. Ashe filed an assessment on claims in the area currently covered by the Thor 3 claim. The assessment work consisted of several percussion drill holes totaling 760 ft., but no results of this work were released.

In 1984, the claims were staked and owned by the late David A. Price, prospector, but no work was done and the claims lapsed.

Early in 1986, an extensive staking program was completed, and in June 1986, Trafalgar Resources Inc. undertook a program of geological mapping, prospecting and geochemical sampling on exploration properties which included the Thor Group mineral claims. This program was completed in 1987.

In 1990, Hera Resources Ltd. acquired and examined the property, and a geological report was prepared by a qualified professional engineer. However, no assessment work was done and the 64 claim unit block lapsed. No further work has been done to the knowledge of our geological consultants.

The  1986  -  1987  Exploration  Programs

In the view of our geological consultants, the 1986 - 1987 work program by Trafalgar Resources Inc. remains the most comprehensive study to date of a large number of claims on property which includes the Thor Group claims. The results of Trafalgar's work program along with our geological consultants' personal observations of the Thor Group Claims form the basis of their Geological Report and the accompanying recommendations.

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


Trafalgar's work program was conducted by two geologists and was undertaken in two stages. One of these geologists was Mr. William A. Howell, from whom we acquired the Thor Group mineral claims. During the first stage, the geologists undertook geological mapping, rock chip sampling and reconnaissance soil sampling covering the majority of the property. A geochemical soil sampling grid survey was completed under contract by an exploration service firm. The grid survey consisted of approximately 2.8 miles of baseline and 14 miles of survey grid lines at 110 yard and 220 yard spacings. Soil samples were collected at 27 foot intervals on all grid lines. A total of 160 rock samples and 827 soil samples were geochemical analyzed for silver, arsenic, barium, bismuth, cadmium, cobalt, copper, iron, manganese, lead, antimony, zinc, mercury and gold.

The second stage of Trafalgar's work program was undertaken by the same personnel from October to December 1986, and was reported separately in 1987. This second stage included follow-up geological mapping, rock chip sampling and soil sampling along and additional 10.8 miles of grid lines cut and flagged at 220 yard spacing. A total of 476 soil samples were taken at 25 meter spacing, after which an additional 67 rock samples and 22 soil samples were taken. These were analyzed for the same elements as above.

Thor  Group  Mineral  Claims:  Alteration  and  Mineralized  Zones

Trafalgar's 1986 - 1987 exploration program was conducted over a large number of mineral claims. In the view of our geological consultants, the Thor Group mineral claims which consist of six claim blocks encompassing the more important mineralized showings covered by that work.

The 1986 - 1987 work done on Thor Group mineral claims resulted in the discovery of four altered zones and mineralized showings: These are as follows:

     1.) The Road Zone, along the main access road, which is an area of mineral alteration within layers of sedimentary rock. The mineralized alteration is exposed on the west side of the road in outcrops that extend about 110 yards. The zone appears to be cut off by an east-west trending fault marked by a steep-walled creek. Other east-west faults are thought by our consulting geologists to be present, judging from dry gullies which trend in the same direction. The main fault has mineralized and altered sediments. On the north side of the fault are barren volcanic rocks. On the top of the mineralized outcrop, one or more layers of volcanic rock appear to act as caps to the mineralization. Analysis of samples taken from the zone indicates sub-economic silver and zinc values throughout the altered zone.

     2.) The Power Line Zone is situated below and south of the Road Zone, along an electrical power transmission line, and accessible by a rough road. It is separated form the Road Zone by overburden and vegetation. Along the power line road, on the south side of the above-mentioned fault and subsidiary fault marked by a dry gully, as series or relatively flat-lying sediments are well exposed. The mineral alteration in these sediments is generally disseminated but in places "knots" or lenses of mineral alteration are present. In places, minor amounts of lead and zinc mineralization were noted.

     3.) The Frances Lake Road Zone is situated on a forestry access road to nearby Frances Lake. This zone is exposed in a small creek at an elevation above the Road Zone. Mineralization in this zone is of a veining type which can be seen in poor exposures in a ditch and in watercourses located on the steep, west side of the road. Analysis of samples taken showed non-economic amounts of zinc, gold, and silver. Two selected samples which do not represent an average grade of mineralization were taken form this zone and contained significant amounts of silver and zinc.

     4.) The Switchback Zone is similar to the Road Zone in that it consists of sedimentary rock alteration. This zone is poorly exposed in the relatively flat break in slope at the first switchback on the Francis Lake road. This zone may be contiguous with the Road Zone and may be part of a mineralized fault or shear which trends westerly to south-westerly. This zone is marked by a prominent level of arsenic mineralization in soil samples. Rock samples taken from this zone were deficient in both base and precious metals, as is common with alterations of this type.

Exploration  Potential

In the view of our geological consultants, the Thor Group mineral claims have exploration potential for discovery of vein type precious metal mineralization and large areas of multi-metallic mineralization such as is present about 9 miles to the southwest. Similar geological mineral alterations are seen throughout the claims.

The Thor Group mineral claims are underlain by sedimentary and by younger volcanic rocks, both of which are cut by intrusions, called stockworks, related to faults in the underlying rock.

Two pipe-like stockworks structures roughly 140 feet in diameter within a west trending fault zone are found on the eastern side of the claims. These contain strongly anomalous amounts of silver, zinc, cadmium, lead, arsenic and mercury. One of the stockworks also carries anomalous amounts of copper and antimony and visible quantities of zinc and lead mineralization.

The layering of the mineralization found on the claims may be regionally correlated with mineralization at the property located approximately 9 miles to the southwest. Exploration work to date at the Thor Group mineral claims has not identified any potentially economic targets associated with these geological structures but Kuroko type economic deposits elsewhere in the area and in the world are characterized by blind mineralized lenses which are found by drilling.

Some characteristics of a Kuroko type deposits found near the Thor Group mineral claims and elsewhere are as follows:
     1.)  There  are  numerous  closely  clustered  ore  deposits.
     2.) Each deposit may be from a few feet to 600 feet thick and range from 135 x 165 feet in surface area to 7,500 x 3,000 feet.
     3.) The ore bodies are typically oval shaped in cross-section and funnel down in surface area at depth.
     4.)  The  boundary  between  the  ore  body and surrounding rocks is sharp.
     5.) The deposits are generally aligned along faults or directions of elongation of ancient lava flows.

Conclusions

In the view of our geological consultants, the Thor Group mineral claims show a number of similarities to typical Kuroko deposits. The suite of rock types is identical to that of the known kuroko type deposit located 9 miles to the southwest in the same rock package. Typical Kuroko type ancillary zones are present on the Thor Group claims with associated mineralization alterations.

Geological and geochemical observations by our geological consultants of the Thor Group Claims are consistent with hypothesizing a significant economically viable mineral zones attached to the ancillary zones. The property has a number of mineralized zones and associated geochemical anomalies. Our geological consultants have advised us that, in their opinion, additional work is warranted on the geological targets outlined to date on the Thor Group Claims.

Recommendations

Our geological consultants recommend an exploration program on the Thor group mineral claims to test for the presence to both large body type mineral deposits and for vein type precious metal deposits. A limited program of mapping will be required prior to definition of targets. In addition, prior to diamond drilling of defined targets, additional geological or geochemical surveys may be necessary, contingent upon successful results from these surveys.

Exploration  Budget

Our geological consultants have proposed a budget for the initial phase of exploration on the Thor Group claims, consisting of a mapping and sampling program, as follows:

     Prospecting  and  mapping                          $5,000
     Rock  and  soil  sample  assays  (400  samples)    $1,000
     Lodging,  meals  and  support  costs               $1,500
                                                        ------
                                                        $7,500

We are proceeding with the initial exploratory work as recommended. Upon completion and our review of the results of this phase we will assess whether the results are sufficiently positive to warrant additional phases of an exploration program. We will make this decision to proceed with further programs based upon our consulting geologists firm's review of the results and recommendations. We will also assess whether our current financial position will allow for such additional phases or if we will need to raise additional capital in order to conduct any further work on the property. This assessment will include an assessment of the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.


Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance  with  Government  Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Corumel is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waster and waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our officers, Mr. Young and Mr. Green. We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have formed a wholly owned subsidiary known as CMC Exploration Corp., a British Columbia corporation. It was formed for the purpose of conducting our mineral exploration program on our behalf. We have transferred our 100% interest in the Thor group mineral claims and in the exploration program to CMC.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.


                               Plan of Operations

Our business plan is to proceed with the exploration of the Thor Group mineral claim to determine whether there are commercially exploitable reserves of gold and silver or other metals. We have decided to embark upon the initial phase of the exploration program recommended by our firm of consulting geologists. The initial phase of the recommended geological exploration program will cost approximately $7,500. We have formed a wholly owned subsidiary known as CMC Exploration Corp., a British Columbia corporation. It was formed for the purpose of conducting our mineral exploration program on our behalf. We have transferred our 100% interest in the Thor group mineral claims and in the exploration program to CMC. We had $97,604 in cash reserves as of March 31, 2002. Accordingly, we are able to proceed through the initial stage of the exploration program without additional financing.

We acquired a 100% undivided interest in the Thor Group mineral claims on March 28, 2003, at which time we decided to proceed with the initial exploration program which was recommended by our firm of consulting geologists.

Once we receive results from the exploration program, we will assess whether to proceed to any further exploration phases. In making this determination, we will make an assessment as to whether the results of the initial exploration phase are sufficiently positive to enable us to proceed. This assessment will include an assessment of our cash reserves after the completion of phase two, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.

During this exploration stage, both of our officers, Mr. Young, our President, and Mr. Green, our Secretary, will only be devoting approximately five hours per week of their time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more business time of Mr. Young or Mr. Green such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, they are prepared to adjust their timetable to devote more time to our business. However, they may not be able to devote sufficient time to the management of our business, as and when needed.

We have sufficient cash reserves to proceed with the initial phase of our exploration program. The anticipated cost of the initial phase of the exploration program is $7,500. Further exploration studies, however, may require additional funding in the event that our current cash on hand is insufficient for any additional work proposed. In the event that we shall require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. $7,500 in connection with the completion of the initial phase of our recommended geological work program.

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


2. $43,000 for operating expenses. Of this amount we plan to spend approximately $25,000 on general, legal, accounting and administrative expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934 and approximately $18,000 relating to working capital.

The NASD has announced that in order to qualify for a listing on the BBX exchange a company must have an outside director as a member of its board of directors. There is no such a requirement for a company to be quoted for trading on the OTCBB. Because of the expected costs involved in successfully appointing such a director we intend not to appoint an outside director until immediately prior to applying for a listing on the BBX exchange. Generally, an outside director will require that he be covered by a director's liability insurance policy. At this time we do not have such insurance coverage, nor do we intend to secure director's liability insurance unless there is no other option available to us. The cost of appointing an outside director could be approximately $5,000 which equals the likely cost of directors' liability insurance. In addition the NASD will require a $5,000 listing fee for the BBX exchange. At this time it is uncertain that the BBX exchange will actually be formed and become the successor of the OTCBB, and if so when, hence we have not included these amounts in our estimated operating expenses for the next twelve months.

We had cash in the amount of $94,385 as of March 31, 2003. Our total expenditures over the next twelve months are anticipated to be approximately $50,500. We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months. Accordingly, after twelve months is up, we may need to obtain additional financing for any operational or exploratory expenses.

Results  of  Operations  for  Period  Ending  March  31,  2003

We did not earn any revenues during the period ending March 31, 2003. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $5,324 for the period from inception on July 23, 2002 to March 31, 2003. These operating expenses included;
(a) a payment for an independent geological report on the Thor group mineral claims; (a) a payment in connection with our acquisition of the Thor Group mineral claim; (c) professional fees in connection with our corporate organization and; (d) a commission paid in connection with a number of subscriptions by Canadian residents for the purchase of our stock. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of the initial phase of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $5,324 for the period from inception of July 23, 2002 to our first fiscal yearend of March 31, 2003. Our loss was attributable to operating expenses, organizational costs professional fees and administrative expenses.


Liquidity  and  Capital  Resources

We had cash of $94,385, and had working capital of $92,813 as of March 31, 2003.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description of Property

We own through our subsidiary company, CMC, a 100% interest in the Thor Group mineral claims. We do not own or lease any property other than our interest in the Thor Group mineral claims.

We currently rent office space from Center Bay Management Corp., and they provide us with telephone answering, secretarial and mail services for $1,200 per month. The arrangement is from month to month with no formal written agreement.

                 Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-    Any  of  our  directors  or  officers;
-    Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house address as such person.

            Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board and/or to qualify for, and apply of a listing on its proposed successor the NASD BBX exchange upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded either on the bulletin board or on the BBX, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.


Holders  of  Our  Common  Stock

As  of  the  date  of this registration statement, we had one hundred and eleven
(111)  registered  shareholders.

Rule  144  Shares


A total of 5,500,000 shares of our common stock will be available for resale to the public after July 31, 2003 and a total of 5,920,000 shares of our common stock will be available for resale to the public after August 7, 2003, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 92,705 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after August 7, 2003.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board, or its proposed successor, the NASD BBX exchange. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board or on its proposed successor, the NASD BBX exchange. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB/BBX should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our President and to our Secretary for all services rendered in all capacities to us for the fiscal year ended March 31, 2003.


------------------------------------------------------------------------------------------
                   Annual Compensation        Long Term Compensation
                   -------------------        ----------------------
                                                  Other                             All
                                                  Annual                            Other
                                                   Com-                             Com-
                                                   pen-   Restricted                pen-
                                                   sa-    Stock   Options/*  LTIP   sa-
Name            Title         Year   Salary  Bonus tion   Awarded SARs(#) payouts($)tion
------------------------------------------------------------------------------------------
Bruce P. Young  President     FYE      $  0  $  0    $ 0      0       0       0         0
                & Chief       March
                Financial     31,
                Officer,      2003
                Director
Richard Green   Secretary     FYE      $  0  $  0    $ 0      0       0       0         0
                &             March
                Treasurer     31,
                              2003
Maxine Cooper*  Secretary     FYE      $  0  $  0    $ 0      0       0       0         0
                &             March
                Treasurer     31,
                              2003
------------------------------------------------------------------------------------------



* Maxine Cooper served as our secretary and treasurer from the date of our inception until December 14, 2002

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we decide to proceed with additional exploration programs beyond the second stage program.

We do not pay to our director any compensation for serving as a director on our board of directors.

Stock  Option  Grants

We did not grant any stock options to the executive officers during our first fiscal year which ended March 31, 2003. We have also not granted any stock options since March 31, 2003.

                              Financial Statements

Index  to  Financial  Statements:

1. Audited consolidated financial statements for the period ended March 31, 2003, including:

     F 1  Auditors'  Report

     F 2  Consolidated  Balance  Sheet;

     F 3  Consolidated  Statement  of  Loss  and  Deficit;

     F 3  Consolidated  Statement  of  Cash  Flows;

     F 4  Consolidated  Statement  of  Stockholders'  Equity;  and

     F 5-8  Notes  to  Consolidated  Financial  Statements.

                             CORUMEL MINERALS CORP.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                 MARCH 31, 2003
                            (Stated in U.S. Dollars)

                          INDEPENDENT AUDITORS' REPORT




To  the  Director
Corumel  Minerals  Corp.
(An  exploration  stage  company)


We have audited the balance sheet of Corumel Minerals Corp. (an exploration stage company) as at March 31, 2003 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from July 23, 2002 (date of inception) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2003 and the results of its operations and cash flows for the period from July 23, 2002 (date of inception) to March 31, 2003, in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $5,324 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                           Morgan  &  Company
May  5,  2003                                             Chartered Accountants

                             CORUMEL MINERALS CORP.
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                                 MARCH 31, 2003
                            (Stated in U.S. Dollars)





----------------------------------------------------------
ASSETS

Current
  Cash                                            $94,385
==========================================================
LIABILITIES

Current
  Accounts payable                                $ 1,572
                                                  --------
SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    90,000,000 common shares with a par
    value of $0.001 per share
    10,000,000 preferred shares with a par
    value of $0.001 per share

  Issued and outstanding:
    9,270,500 common shares                         9,271

Additional paid-in capital                         88,866

Deficit Accumulated During The Exploration Stage   (5,324)
                                                  --------

                                                   92,813
                                                  --------

                                                  $94,385
==========================================================

                             CORUMEL MINERALS CORP.
                         (An Exploration Stage Company)

                          STATEMENT OF LOSS AND DEFICIT

             PERIOD FROM INCEPTION, JULY 23, 2002, TO MARCH 31, 2003
                            (Stated in U.S. Dollars)

---------------------------------------------------
Expenses
  Commission                            $      420
  Exploration expense                        3,218
  Office and sundry                            238
  Professional fees                          1,448
                                         ----------
Net Loss For The Period And Deficit,
End Of Period                           $    5,324
===================================================
Basic And Diluted Loss Per Share        $     0.01
===================================================
Weighted Average Number Of
 Shares Outstanding                      8,597,303
===================================================

                             CORUMEL MINERALS CORP.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

             PERIOD FROM INCEPTION, JULY 23, 2002 TO MARCH 31, 2003
                            (Stated in U.S. Dollars)



-----------------------------------------------
Cash Flows From Operating Activities
Net loss for the period                $(5,324)

Adjustments To Reconcile Net Loss To
Net Cash Used By Operating Activities
Change in accounts payable               1,572
                                       --------
                                        (3,752)
                                       --------

Cash Flows From Financing Activity
Issue of common stock                   98,137
                                       --------

Increase In Cash And Cash,
  End Of Period                        $94,385
===============================================

                             CORUMEL MINERALS CORP.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

             PERIOD FROM INCEPTION, JULY 23, 2002 TO MARCH 31, 2003
                            (Stated in U.S. Dollars)



                                         COMMON STOCK
                               ------------------------------  DEFICIT
                                  NUMBER                       ACCUMULATED
                                    OF              ADDITIONAL DURING THE
                                  COMMON     PAR    PAID-IN    EXPLORATION
                                  SHARES    VALUE   CAPITAL    STAGE     TOTAL
--------------------------------------------------------------------------------

Shares issued for cash at $0.01  9,270,500  $9,271  $ 88,866  $     -   $98,137

Net loss for the period                  -       -         -   (5,324)   (5,324)
--------------------------------------------------------------------------------

Balance, March 31, 2003          9,270,500  $9,271  $ 88,866  $(5,324)  $92,813
================================================================================


                             CORUMEL MINERALS CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2003
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company  was incorporated in the State of Nevada, U.S.A., on July 23, 2002.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $5,324 for the period from July 23, 2002 (inception) to March 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

                             CORUMEL MINERALS CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2003
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
     ii)  non-monetary  items  at  the  historical  exchange  rate;
     iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                             CORUMEL MINERALS CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2003
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e)     Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 13, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


3.     MINERAL  PROPERTY  INTEREST

On March 28, 2002 the Company entered into an option agreement to acquire 85% interest in six mineral claims located in the New Westminster Mining Division of British Columbia, Canada, for cash consideration of CDN$978 (paid), and exploration expenditures of not less than CDN$12,000 by December 31, 2004.


4.     SUBSEQUENT  EVENT

Subsequent to March 31, 2003, the Company formed a wholly-owned Canadian subsidiary, CMC Exploration Corp., and transferred its interest in the option agreement referred to in Note 3 to this subsidiary.

                  Changes In and Disagreements with Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


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

                                     Part II

                   Information Not Required In the Prospectus

Item  24.  Indemnification  of  Directors  and  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. That is not the case with our articles of incorporation. Excepted from that immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.   a  transaction from which the director derived an improper personal profit;
     and

4.   willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.   such  indemnification  is  expressly  required  to  be  made  by  law;

2.   the  proceeding  was  authorized  by  our  Board  of  Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.   such  indemnification  is  required  to  be  made  pursuant  to the bylaws.



Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any


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

director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee     $     151
Federal  Taxes                                               $     Nil
State  Taxes  and  Fees                                      $     Nil
Transfer  Agent  Fees                                        $   1,000
Accounting  fees  and  expenses                              $   5,000
Legal  fees  and  expenses                                   $  20,000
                                                            ____________
Total                                                        $  26,151
                                                            ============

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 5,500,000 shares of common stock on July 31, 2002 to Mr. Bruce P. Young, our president, chief financial officer and sole director. Mr. Young acquired these shares at a price of $0.01 per share. We received $55,000 from this offering. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We completed an offering of 3,760,000 shares of our common stock at a price of $0.01 per share to a total of nine purchasers on August 15, 2002. The total amount we received from this offering was $37,600. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not


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


engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 10,500 shares of our common stock at a price of $0.50 per share to a total of one hundred and one purchasers on February 28, 2003. The total amount we received from this offering was $5,250. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation
S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)  Rule:  All  offers  and  sales  must  be  made in offshore transactions.
     ----
     Compliance:  All  offers  and  sales  were  made to non-U.S. residents.
     ----------
     Each subscriber  is  a  resident  of  Canada.

(2)  Rule:   No  directed  selling efforts can be made in the United States by
     ----
     the us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing.
     Compliance:  No  directed  selling  efforts were made in the United States.
     ----------

(3)  Rule:  The  issuer  must satisfy the conditions of Category 1, 2 or 3
     ----
     of  Rule  903,  Regulation  S.
     Compliance:     We  have  complied  with the conditions of Category 3 of
     ----------
     903(b):

     (a)  Rule:  Offering  restrictions  must  be  implemented.
          ----
          Compliance:  We  implemented  offering  restrictions  in  the
          ----------
          Subscription Agreements with  investors;

     (b)  Rule:  All  offers or sales made prior to the expiration of a one-year
          ----
          distribution compliance period (i.e., January 31, 2003) may not have been made to a U.S. person or for the account or benefit of a U.S. person.
          Compliance:  The purchasers in this offering are non-U.S. residents.
          ----------
          These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this form SB-2 registration statement;

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


     (c)  Rule:  Offers  or  sales  made  prior  to the expiration of a one-year
          ----
          distribution compliance period must have been made pursuant to the following four conditions:

          i.   Rule:  The purchaser of the securities certified that it is not a
               ----
               U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.
               Compliance:  The  purchasers  in  this  offering so agreed in
               ----------
               their  Subscription  Agreement.

          ii.  Rule:  The  purchaser  of  the  securities  agreed to resell such
               ----
               securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
               Compliance:   The  purchasers  in  the  offering  so  agreed  in
               ----------
               the  Subscription  Agreement.

          iii. Rule:  The  issuer's  securities contained a legend to the effect
               ----
               that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.
               Compliance:  A  restricted  legend,  as  described below, will be
               ----------
               affixed to each purchaser's share certificate representing all shares purchased in the offering made under Regulation S in the event that such share certificates are issued prior to the effective date of this prospectus.

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE
               SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

          iv.  Rule:  The  issuer is required, either by contract or a provision
               ----
               in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.
               Compliance:  Corumel Minerals Corp. and each subscriber both
               ----------
               agreed in their respective Subscription Agreement that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

     (d)  Rule:  Each  distributor  selling  securities  to  a  distributor,  a
          ----
          dealer, or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.
          Compliance:  Not  applicable  to  facts  of  offering.
          ----------

Item  27.  Exhibits

Exhibit
Number       Description
--------     --------------------
3.1          Articles  of  Incorporation
3.2          By-Laws
4.1          Share  Certificate
5.1          Opinion  of  Cane  O'Neill  Taylor,  LLC,  with  consent  to  use
10.1         Property Acquisition Agreement dated March 28, 2003 between Corumel
             Minerals  Corp. and  Mr.  William  A.  Howell.
10.2         Transfer of Interest Agreement dated May 29 between Corumel
             Minerals Corp and  Mr.  William  A  Howell
10.3         Amending Agreement dated  June  2, 2003 to the Property Acquisition
             Agreement  between, Corumel  Minerals  Corp.  and  Mr.  William
             A.  Howell
23.1         Consent of Morgan & Company, Chartered  Accountants
23.2         Consent of  B.J. Price Geological Consultants  Inc., Consulting
             Geologists

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


Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on June 12, 2003.

                             CORUMEL MINERALS CORP.

                         By: /s/ Bruce P. Young
                             ----------------------------
                             Bruce P. Young
                             President, Chief Financial Officer and Director



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